UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 5, 2018

OASIS MIDSTREAM PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-38212	47-1208855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective July 5, 2018, Harry N. Pefanis was appointed to the Board of Directors (the "Board") of OMP GP LLC, the general partner (the "General Partner") of Oasis Midstream Partners LP (the "Partnership"), bringing the total number of directors on the Board to seven. The Board has determined that Mr. Pefanis is an independent director under Sections 303A.02 and 303A.07 of the New York Stock Exchange Listed Company Manual and under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon joining the Board, Mr. Pefanis was appointed to serve as a member of the Board's Audit and Conflicts Committees.
There are no understandings or arrangements between Mr. Pefanis and any other person pursuant to which Mr. Pefanis was appointed to serve as a director of the General Partner. There are no relationships between Mr. Pefanis and the General Partner or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. As a non-employee director, Mr. Pefanis will receive compensation in accordance with the General Partner's policies for compensating non-employee directors, including long-term equity incentive awards under the Partnership's 2017 Long Term Incentive Plan (the "LTIP").
In connection with Mr. Pefanis' appointment to the Board, he is expected to receive an initial equity award having a value of approximately $100,000 in the form of restricted common units representing limited partnership interests in the Partnership (the "Restricted Units"). The Restricted Units, which will be issued under the LTIP, will vest on the one year anniversary of the date of grant, subject to the terms of the LTIP and the Forms of Restricted Unit Award Agreement (the "Award Agreement") and Restricted Unit Award Grant Notice (the "Grant Notice") evidencing the grant. The foregoing description is qualified in its entirety by reference to the full text of the LTIP, the Award Agreement and the Grant Notice, which were filed as Exhibits 4.4, 4.5 and 4.6, respectively, to the Form S-8 filed by the Partnership on September 25, 2017, and are hereby incorporated in this Item 5.02 by reference.
The Partnership entered into an indemnification agreement with Mr. Pefanis, on July 5, 2018 (the "Indemnification Agreement"). The Indemnification Agreement requires the Partnership to indemnify Mr. Pefanis to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Partnership, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. The foregoing description is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is attached hereto as Exhibit 10.1 and is hereby incorporated in this Item 5.02 by reference.
Item 7.01    Regulation FD Disclosure
On July 11, 2018, the Partnership announced the appointment of Mr. Pefanis to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act and will not be incorporated by reference into any filing under the Securities Act of 1933 unless specifically identified as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description

10.1	Indemnification Agreement, dated July 5, 2018, between Oasis Midstream Partners LP and Mr. Harry N. Pefanis.
99.1	Press Release dated July 11, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS MIDSTREAM PARTNERS LP

	By:	OMP GP LLC its general partner

Date: July 11, 2018	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary

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